FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 28, 2019 (this
“Amendment”), to the Existing Credit Agreement (as defined below) is among SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY, an Irish public limited company (“STX”), SEAGATE HDD CAYMAN, an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”), THE BANK OF NOVA SCOTIA, as administrative agent (the “Administrative Agent”) and the Additional Lenders (such capitalized term, and other terms used in this preamble or the recitals, to have the meanings provided in Section 1.2) party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of February 20, 2019 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended, supplemented, amended and restated or otherwise modified hereafter, the “Credit Agreement”), among STX, the Borrower, the Lenders and the Administrative Agent, the Lenders have agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit to the Borrower;

WHEREAS, the Borrower has requested, subject to the terms and conditions of the Existing Credit Agreement and as hereinafter set forth, that the Existing Credit Agreement be amended in order to effectuate a $200,000,000 Revolving Commitment Increase, as provided below; and

WHEREAS, the Administrative Agent and Additional Lenders have agreed to such amendments on the terms and conditions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment” is defined in the preamble. “Borrower” is defined in the preamble.
“Existing Credit Agreement” is defined in the first recital. “First Amendment Effective Date” is defined in Section 3.1. “STX” is defined in the preamble

SECTION 1.2. Existing Credit Agreement Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms defined in the Existing Credit Agreement and used in this Amendment shall have the meanings given to them in the Existing Credit Agreement.

ARTICLE II AMENDMENTS

Effective on the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with the terms of this Article.

SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is amended in accordance with Sections 2.1.1 through 2.1.2.

SECTION 2.1.1. Section 1.01 is amended by inserting the following definitions in the appropriate alphabetical order:

“First Amendment” means the First Amendment, dated as of May 28, 2019, to this Agreement, among the Borrower, STX, the Additional Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” is defined in the First Amendment.

SECTION 2.1.2. Section 1.01 is further amended as follows:

(a) The last sentence of the definition of “Revolving Commitment” is amended in its entirety to read as follows:

The aggregate amount of the Lenders’ Revolving Commitments (i) prior to the First Amendment Effective Date was $1,300,000,000, and (ii) on and subsequent to the First Amendment Effective Date is $1,500,000,000.

SECTION 2.2. Amendment to Article II. Article II of the Existing Credit Agreement is amended in accordance with Section 2.2.1.

SECTION 2.2.1. The second sentence of clause (a) of Section 2.20 is amended in its entirety to read as follows:

Notwithstanding anything to the contrary herein, the aggregate principal amount of the Revolving Commitment Increases following the First Amendment Effective Date shall not exceed $100,000,000.

SECTION 2.3. Amendment to Schedule 2.01; Additional Revolving Commitments. Schedule 2.01 of the Existing Credit Agreement is hereby amended in its entirety to read as Annex I hereto. From and after the First Amendment Effective Date the Additional Lenders party hereto commit to provide their respective Revolving Commitments as set forth on such amended Schedule 2.01 in accordance with the terms of the Credit Agreement.
ARTICLE III CONDITIONS TO EFFECTIVENESS

SECTION 3.1. Effectiveness. This Amendment shall become effective upon the date (the “First Amendment Effective Date”) when each of the following conditions set forth in this Article shall have been satisfied.

SECTION 3.1.1. Execution of Counterparts. The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by an authorized officer or representative of STX and of the Borrower, and on behalf of each Additional Lender and the Administrative Agent.

SECTION 3.1.2. Affirmation. The Administrative Agent shall have received counterparts of an Affirmation, dated as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an authorized officer of each Guarantor.

SECTION 3.1.3. Fees and Expenses. All of the fees agreed to by the Additional Lenders and the Borrower, as notified to the Administrative Agent, shall have been paid, and the Administrative Agent shall have received all of its reasonable and documented fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including (to the extent invoiced in advance) reasonable and documented fees and disbursements of Orrick, Herrington & Sutcliffe LLP, counsel to the Administrative Agent.

ARTICLE IV MISCELLANEOUS PROVISIONS

SECTION 4.1. Representations and Warranties. To induce the Additional Lenders and the Administrative Agent to enter into this Amendment, STX and the Borrower represent and warrant to the Additional Lenders and the Administrative Agent that as of the First Amendment Effective Date,

(a)both before and after giving effect to this Amendment, all of the statements set forth in clause (a) of Section 4.02 of the Existing Credit Agreement are true and correct; and

(b)both before and after giving effect to this Amendment, no Default has occurred and is continuing, or will result therefrom.

SECTION 4.2. Effect of Amendment. The parties hereto agree as follows:

(a)This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of a Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders under any of the Loan Documents except as expressly stated herein. Except as expressly amended hereby, the provisions of the Existing Credit
Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Existing Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

(b)On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as amended hereby. This Amendment, executed pursuant to the Existing Credit Agreement, shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

(c)This Amendment constitutes a Revolving Increase Amendment, and the First

Amendment Effective Date shall be a Revolving Increase Closing Date for the purposes of Section 2.20 of the Existing Credit Agreement.

SECTION 4.3. Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 4.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5. Joinder; Additional Lender Acknowledgments. Each Additional Lender
(i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (other than Promissory Notes), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees to become a party to the Existing Credit Agreement as a Lender, and agrees that it shall be bound by all of the terms applicable to a Lender; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Additional Lender.

SECTION 4.6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 4.7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or electronic copy), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 4.8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
By: /s/ Walter Chang
Walter Chang
Treasurer

SEAGATE HDD CAYMAN

By: /s/ Walter Chang
Walter Chang
Treasurer

THE BANK OF NOVA SCOTIA, in its capacity as the Administrative Agent and an Additional Lender

By:	/s/ Jason Rinne
Name: Jason Rinne
Title: Director

INDUSTRIAL AND COMMERCIAL BANK OF CHINA, NEW YORK BRANCH

By: /s/ Yuanyuan Peng
Name: YUANYUAN PENG
Title: Director

By: /s/ Dayi Liu
Name: DAYI LIU
Title: Director

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ Richard Eisenberg
Name: Richard Eisenberg
Title: Managing Director

ANNEX I
(to First Amendment)

Schedule 2.01

Lenders and Revolving Commitments (as of the First Amendment Effective Date)

Lender	Commitment
The Bank of Nova Scotia	$139,000,000.00
Bank of America, N.A.	$135,000,000.00
BNP Paribas	$135,000,000.00
Morgan Stanley Bank, N.A.	$135,000,000.00
MUFG Bank, Ltd.	$135,000,000.00
Wells Fargo Bank, National Association	$135,000,000.00
HSBC Bank USA, N.A.	$98,000,000.00
U.S. Bank National Association	$98,000,000.00
DBS BANK LTD.	$98,000,000.00
Mizuho Bank Ltd.	$98,000,000.00
United Overseas Bank Limited, Los Angeles Agency	$98,000,000.00
Industrial and Commercial Bank of China, New York Branch	$98,000,000.00
Sumitomo Mitsui Banking Corporation	$98,000,000.00

Titles and Roles

Entity	Role
The Bank of Nova Scotia	Administrative Agent
Bank of America, N.A.	Syndication Agent
BNP Paribas Securities Corp.	Syndication Agent
Morgan Stanley Senior Funding, Inc.	Syndication Agent
MUFG Bank, Ltd.	Documentation Agent
Wells Fargo Bank, National Association	Documentation Agent

Bookrunners
The Bank of Nova Scotia
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNP Paribas Securities Corp.
Morgan Stanley Senior Funding, Inc.
MUFG Bank, Ltd.
Wells Fargo Bank, National Association